IN THE UNITED STATES DISTRICT COURT
                    FOR THE DISTRICT OF MARYLAND


- --------------------------------------------
LER 8, a Maryland General Partnership,
on its behalf and on behalf of
SPRINGHILL LAKE INVESTORS LIMITED
 PARTNERSHIP
c/o Robert G. Brewer
3 Bethesda Metro Center, Suite 380
Bethesda, Maryland 20814

         Plaintiffs,

                 v.                                             No. DKC 95-555

THREE WINTHROP PROPERTIES, INC.,
One International Place
Boston, MA 02110
  Serve: Arthur J. Halleran, Jr.

NOMURA ASSET CAPITAL CORPORATION, and
2 World Financial Center
New York, New York 10005
  Serve: Ethan Penner, President

AQUARIUS ACQUISITION, L.P.
c/o Nomura Asset Capital Corporation
2 World Financial Center
New York, New York 10005
  Serve: Ethan Penner, President

         Defendants.
- -------------------------------------------


                                COMPLAINT

        Plaintiffs, by their undersigned attorneys, for their Complaint state as follows.

                              INTRODUCTION

        1. This case concerns a contest for control of Springhill Lake Investors Limited Partnership ("Springhill LP") and/or certain real property in Greenbelt, Maryland, which Springhill LP owns (the "Project"). Greenbelt Residential Limited Partnership ("Greenbelt") has offered to purchase the interest of the limited partners and has asked the limited partners of Springhill LP to consent to dissolution of the partnership, so that the property can be sold to the highest bidder. Greenbelt hopes to be the highest bidder. Three Winthrop Properties, Inc. ("Three Winthrop"), the managing general partner of Springhill LP, has, through an affiliate, launched a tender offer for Springhill LP. It is believed that Three Winthrop has failed to comply with the federal securities laws governing such tender offers, and has breached its fiduciary obligations to the limited partners of Springhill LP in a variety of ways. LER 8 brings this action in its own right and on behalf of Springhill LP, and asks this Court to enjoin Three Winthrop (and its affiliates) from continuing with its tender offer and to affirmatively order Three Winthrop to set up a fair and independent procedure, free of conflict of interest, to affirmatively look for, and consider all possible offers.

        A. THE PARTIES

        2. Springhill LP is a limited partnership organized and existing under the laws of the State of Maryland, with a usual place of business at One International Place, Boston, Massachusetts.

        3. LER 8 is a limited partner of Springhill LP. LER 8 currently resides in Maryland and is a citizen of Maryland. LER 8 purchased a .1464% limited partnership interest in Springhill LP in 1985 and has owned that interest continuously since then.

LER 8 brings this action in its own right and derivatively on behalf of Springhill LP.

        4. Defendant Three Winthrop is a corporation organized under the laws of the State of Massachusetts with its principal place of business at One International Place, Boston, Massachusetts.

        5. Defendant Aquarius Acquisition, L.P. ("Aquarius") is a newly formed Delaware limited partnership, whose general partner, Partnership Acquisition Trust I, is a Delaware business trust owned and controlled by defendant Nomura Asset Capital Corporation ("NACC"). It is believed that NACC, a Delaware corporation, also owns and/or controls Three Winthrop.

        B. JURISDICTION AND VENUE

        6. This Court has subject matter jurisdiction over plaintiffs' federal securities law claims pursuant to 26 U.S.C. Section 1331 and over plaintiffs' state law breach of fiduciary duty claim pursuant to 28 U.S.C. Section 1367.

        7. Venue is proper in this Court pursuant to 28 U.S.C. Section
1391(b)(2).

        C. BACKGROUND INFORMATION

        8. The Project, the Springhill Lake Apartments in
Greenbelt, Maryland, consists of a 96 building, 2,899 unit garden apartment complex, approximately 154 acres of land, an eight-store shopping center, a day care center, two swimming pools, six tennis courts and a clubhouse.

        9. The Project is owned by ten limited partnerships organized under the laws of the State of Maryland: First Springhill Lake Limited Partnership, Second Springhill Lake Limited Partnership, Third Springhill Lake Limited Partnership, Fourth Springhill Lake Limited Partnership, Fifth Springhill Lake Limited Partnership, Sixth Springhill Lake Limited Partnership, Seventh Springhill Lake Limited Partnership, Eighth Springhill Lake Limited Partnership, Ninth Springhill Lake Limited Partnership, and Springhill Commercial Limited Partnership (collectively the "Operating Partnerships").

        10. Springhill LP is the general partner of each of the Operating Partnerships. Springhill LP owns a 90% interest in each of the Operating Partnerships. Subject to certain special allocations contained in the partnership agreements of the Operating Partnerships, the remaining interest in each of the Operating Partnerships has, since 1985, been owned by Theodore Lerner, as limited partner. He has an interest in Greenbelt.

        11. Three Winthrop is the managing general partner of Springhill LP and is charged with the responsibility for carrying out the business of Springhill LP.

        12. Except for certain minor ownership interests held by Three Winthrop and by an affiliated company, Linnaeus-Lexington Associates Limited Partnership ("Linnaeus"), Springhill LP is owned by individuals or entities who own as limited partners 649 units of interest in Springhill LP (the "Investor Limited Part-ners"). The Investor Limited Partners purchased their interests in Springhill LP through a confidential offering memorandum dated January 16, 1985. Those interests constitute securities for purposes of the Securities Exchange Act of 1934 (the "Exchange Act"), and are registered under Section 12(g) of the Exchange Act.

        13. Three Winthrop, acting as managing general partner of Springhill LP, has certain fiduciary obligations to the Investor
Limited Partners and to Springhill LP.

        D. GREENBELT'S OFFER TO PURCHASE THE PROPERTY

        14. Greenbelt has offered to purchase the Springhill LP interest in the Project and has solicited consents from the Investor Limited Partners of Springhill LP to a resolution dissolving Springhill LP, thereby requiring a sale of its only asset, the Project, to the highest bidder. Greenbelt simultaneously advised the Investor Limited Partners that if the Project is put up for sale, Greenbelt will purchase it. Greenbelt's offer may be in the interest of the Investor Limited Partners and Springhill LP.

        E. AQUARIUS' TENDER OFFER

        15. On February 1, 1995 Aquarius, which, like Three Winthrop, is controlled by NACC, commenced a tender offer for the units of limited partnership interests in Springhill LP. On that date, Aquarius provided the Investor Limited Partners an Offering Circular which set out the terms of the tender offer.

        16. The tender offer is being made by an affiliate of Springhill LP and, if successful, will cause the limited partnership interests to be held by fewer than 300 people. Accordingly, Rule 13e-3 (promulgated under Section 13(e) of the Exchange Act) imposes certain disclosure obligations on Three Winthrop, Aquarius, and NACC.

        17. Under Rule 13e-3 (and Schedule 13E-3 thereto), Three Winthrop must state whether it believes the transaction is "fair or unfair" to unaffiliated security holders and must discuss the factors supporting that stated belief. Three Winthrop has advised the Investor Limited Partners that it has a conflict and has refused to make these required disclosures, in breach of both the Exchange Act and its fiduciary duty to the Investor Limited Partners.

        F. THREE WINTHROP'S BREACHES OF ITS FIDUCIARY DUTY

        18. Though purporting to remain neutral, Three Winthrop has apparently supported the Aquarius tender offer. On information and belief, Three Winthrop has provided NACC and Aquarius with extensive information about Springhill LP which Aquarius and NACC have used in putting together the tender offer.

        19. Three Winthrop has also breached its fiduciary duty by refusing to hire an independent entity and to establish an independent procedure to evaluate all offers and to advise the Investor Limited Partners as to the appropriate course of action.

Upon information and belief, Three Winthrop has not sought other offers to determine the fair market value of the Project.

                               FIRST CAUSE OF ACTION
                              VIOLATION OF RULE 13e-3
        20. Plaintiffs repeat and reallege the allegations of paragraphs 1 to 19.

        21. Because Three Winthrop has not made the disclosures required by Rule 13e-3, the Investor Limited Partners are unable to properly evaluate the fairness of the Aquarius/Three Winthrop tender offer.

                                SECOND CAUSE OF ACTION
                               BREACH OF FIDUCIARY DUTY

        22. Plaintiffs repeat and reallege the allegations of paragraphs 1 to 21.

        23. Three Winthrop has breached its fiduciary duty to LER 8 and to Springhill LP by failing to disclose information as required by the securities laws, and because of its conflict of interest, by failing to establish a procedure for the fair and independent evaluation of the different proposals.

        24. These breaches have injured plaintiffs by preventing plaintiffs from obtaining from its managing general partner a proper evaluation of the competing offers for Springhill LP.

        WHEREFORE, plaintiffs respectfully request that this
Court:

        (1) enjoin NACC, Aquarius and Three Winthrop from continuing to pursue their tender offer, and requiring them to employ an independent entity to be paid by Three Winthrop to establish a fair and independent procedure to evaluate all proposals; and

        (2) award plaintiffs such other relief as the Court deems just and proper.


                                          Respectfully submitted,
                                          LERCH, EARLY & BREWER


                                       By /s/ R. Dennis Osterman
                                          -------------------------
                                          R. Dennis Osterman
                                          3 Bethesda Metro Center
                                          Suite 380
                                          Bethesda, Maryland 20814
                                          (301) 986-1300
                                          Attorneys for Plaintiff

                     IN THE UNITED STATES DISTRICT COURT
                         FOR THE DISTRICT OF MARYLAND

- -----------------------------------------------------------------------------
LER 8, a Maryland General Partnership,
on its behalf and on behalf of
SPRINGHILL LAKE INVESTORS LIMITED
PARTNERSHIP

           Plaintiffs,
                                                           Case No. DKC 95-555
                v.

THREE WINTHROP PROPERTIES, INC.,
NOMURA ASSET CAPITAL CORPORATION, and
AQUARIUS ACQUISITION, L.P.

            Defendants.
- ------------------------------------------------------------------------------

               PLAINTIFFS' MOTION FOR A PRELIMINARY INJUNCTION

   Plaintiffs hereby move this Court for a preliminary injunction in the form indicated in the attached proposed order.

   In support of this motion, plaintiffs rely upon the complaint filed in this action, the memorandum of law which accompanies this motion, and the affidavit of Robert G. Brewer, Jr.

                        Respectfully submitted,
                        LERCH, EARLY & BREWER

                     By /s/ R. Dennis Osterman
                        ----------------------
                        R. Dennis Osterman
                        3 Bethesda Metro Center
                        Suite 380
                        Bethesda, Maryland 20814
                        (301) 986-1300

                     IN THE UNITED STATES DISTRICT COURT
                         FOR THE DISTRICT OF MARYLAND

- -----------------------------------------------------------------------------
LER 8, a Maryland General Partnership,
on its behalf and on behalf of
SPRINGHILL LAKE INVESTORS LIMITED
PARTNERSHIP

             Plaintiffs,
                                                           Case No. DKC 95-555
                 v.

THREE WINTHROP PROPERTIES, INC.,
NOMURA ASSET CAPITAL CORPORATION, and
AQUARIUS ACQUISITION, L.P.

            Defendants.
- ------------------------------------------------------------------------------

                 MEMORANDUM OF LAW IN SUPPORT OF PLAINTIFFS'
                     MOTION FOR A PRELIMINARY INJUNCTION

                                 INTRODUCTION

   There is an ongoing contest for control of Springhill Lake Investors Limited Partnerhip ("Springhill LP") between Greenbelt Residential Limited Partnership ("Greenbelt") and defendant Aquarius Acquisition Ltd. ("Aquarius"). That contest is now at a critical stage. Greenbelt has an open offer to purchase the interest of Springhill LP in the Springhill project and a tender offer presented to the limited partners by Aquarius will expire on March 2, 1995.

   The limited partners of Springhill LP need to know whether the Aquarius offer is fair and preferable to the Greenbelt offer, to other offers that could be obtained by Winthrop in the marketplace, or to declining to sell at this time.

   Normally, the limited partners would get advice in this regard from the managing general partner, who has access to all financial information and a fiduciary responsibility to the limited partners. However, the managing general partner is Three Winthrop Properties Inc. ("Three Winthrop"), an affiliate of Aquarius. Three Winthrop has a conflict and has given the limited partners no guidance.

   Despite a request from limited partners, Three Winthrop has not agreed to a procedure to provide the limited partners an independent analysis of the different offers, free of any conflict of interest. To all appearances Three Winthrop has taken advantage of its position as managing general partner of Springhill LP and has provided assistance to Aquarius. By so doing, the limited partners have no assurance they will receive fair and unbiased information, which is a violation of its fiduciary duties to the limited partners of Springhill LP.
To protect the interests of the limited partners of Springhill LP, this Court should enjoin the Aquarius tender offer and order Three Winthrop to set up a fair and independent procedure for allowing the limited partners to evaluate the competing offers.

                                    FACTS

   The property at issue is the Springhill Lake Apartments in Greenbelt, Maryland, comprising a 96-building, 2,899-unit garden apartment complex on approximately 154 acres of land. It contains an eight-store shopping center, a day care center, two swimming pools, six tennis courts and a clubhouse (the "Project"). The Project is owned by ten limited partnerships organized under the laws of the State of Maryland (the "Operating Partnerships").

Springhill LP is the general partner of each of the ten Operating Partnerships and owns a 90% interest in each of the ten Operating Partnerships. Theodore Lerner owns the remaining 10% limited partnership interest in each of the ten Operating Partnerships.

   Three Winthrop is the managing general partner of Springhill
LP and is charged with the responsibility for carrying out the business of Springhill LP. Except for the minor ownership interests held by Three Winthrop and by an affiliated company, Springhill LP is owned by individuals or entities who own as limited partners approximately 649 units of interest in Springhill LP (the "Investor Limited Partners"). LER 8 is an investor limited partner.

                             The Greenbelt Offer

   Greenbelt has distributed proxies to the Investor Limited Partners of Springhill LP seeking approval of a resolution dissolving Springhill LP, thereby requiring a sale of its only asset, the Project, to the highest bidder. Greenbelt simultaneously advised the Investor Limited Partners that if the Project is put up for sale, Greenbelt would attempt to purchase the Project. Greenbelt's and Three Winthrop's offers may or may not be in the interest of the Investor Limited Partners and Springhill LP. Three Winthrop has not established a procedure to provide a fair assessment of either offer.

   On February 1, 1995, Aquarius, which, like Three Winthrop, is controlled by defendant Nomura Asset Capital Corporation ("NACC"), commenced a tender offer for the units of limited partnership interest in Springhill LP. It is believed that Three Winthrop opposes the Greenbelt offer and has actively supported the Aquarius tender offer by providing NACC and Aquarius with extensive information about Springhill LP which Aquarius and NACC have used in putting together the tender offer.

   Three Winthrop's conduct is irreparably injuring the Investor Limited Partners. Rather than providing the Investor Limited Partners with the impartial advice and information they are entitled to expect from their fiduciary, Three Winthrop is apparently throwing its weight behind the Aquarius offer. Three Winthrop's conduct raises the prospect that a majority of the Investor Limited Partners will be forced to accept an offer without having the opportunity to consider other offers and without receiving independent advice.

                                   ARGUMENT

                  THE COURT SHOULD GRANT PLAINTIFF'S MOTION
                         FOR A PRELIMINARY INJUNCTION

   In determining whether to grant a preliminary injunction, the Court must weigh four factors:

   (1) the likelihood of irreparable harm to the plaintiff if the preliminary injunction is denied;

   (2) the likelihood of harm to the defendant if the requested relief is granted;

   (3) the likelihood that the plaintiff will succeed on the merits; and

   (4) the public interest.

Direx Israel Ltd v. Breakthrough Medical Corp., 952 F.2d 802, 812 (4th Cir. 1994). As we show below, here all four factors favor granting a preliminary injunction.

   First, plaintiffs will clearly be irreparable harmed if the Aquarius/Three Winthrop tender offer is allowed to proceed without the Investor Limited Partners ever receiving a neutral assessment of all offers.

   The Investor Limited Partners have only a few days to evaluate the competing offers. Unless Three Winthrop promptly sets up a procedure for providing the Investor Limited Partners with an independent evaluation (as its fiduciary obligations require), the opportunity for the Investor Limited Partners to properly evaluate the competing offers will be lost forever. This lost opportunity plainly constitutes irreparable harm. See In re W.T. Grant Co., 6 B.R. 762, 766 (Bkr. S.D.N.Y. 1980) (enjoining misleading proxy solicitation because loss of "unique opportunity as investors to make an informed judgment with respect to the offer" constitutes irreparable harm).

   Second, while plaintiffs face irreparable injury, granting the injunction will not harm defendants. Defendants will still be able to pursue their tender offer in a timely fashion.

   Third, plaintiffs are likely to succeed on the merits. Three Winthrop has conceded, as it must, that it has a fiduciary duty to the Investor Limited Partners. Under Maryland law, a managing general partner must act with "utmost good faith" towards passive limited partners and owes a duty to make full disclosure of information important to limited partners. Dixon v. Trinity Joint Venture, 49 Md. App. 1361, 431 A.2d 1361, 1366 (1981). Three Winthrop has violated that fiduciary duty by providing crucial funding and information to support the Aquarius tender, by refusing to comment on the competing tenders, and by failing to set up a procedure for providing the Individual Limited Partners with a neutral assessment of the offers. Maryland partnership law as to the fiduciary duties of managing general partners is analogous to the duties of officers and directors of a corporation. Dixon, supra. In Walter J. Schloss Assoc. v. Chesapeake and Ohio R'way Co., 73 Md. App. 727, 536 A.2d 147, 154
(1988) (quoting Weinberger v. UOP, Inc., 457 A.2d 721 (Del. 1983), the court recognized in a corporate context the appropriateness of a corporation obtaining independent advice on valuation in a merger where a conflict could be present).

   Finally, the public interest favors the injunction, requiring offerors to honor their fiduciary duties is in the public interest.

                                  CONCLUSION

   Unless the Court acts now, it will be too late for the Investor Limited Partners of Springhill LP. Plaintiffs respectfully request that this Court preliminarily enjoin the tender offer until a fair and independent procedure is established for evaluating the proposals.

                                        LERCH, EARLY & BREWER

                                        By /s/ R. Dennis Osterman
                                           ------------------------
                                               R. Dennis Osterman
                                               3 Bethesda Metro Center
                                               Suite 380
                                               Bethesda, Maryland 20814
                                               (301) 986-1300

                     IN THE UNITED STATES DISTRICT COURT
                         FOR THE DISTRICT OF MARYLAND

- -----------------------------------------------------------------------------
LER 8, a Maryland General Partnership,
on its behalf and on behalf of
SPRINGHILL LAKE INVESTORS LIMITED
PARTNERSHIP

             Plaintiffs,
                                                                No. DKC 95-555
                  v.

THREE WINTHROP PROPERTIES, INC.,
NOMURA ASSET CAPITAL CORPORATION, and
AQUARIUS ACQUISITION, L.P.

            Defendants.
- ------------------------------------------------------------------------------

                                    ORDER

   Upon consideration of the motion of plaintiffs for a preliminary injunction, it is hereby

   ORDERED, that said motion is hereby granted; and it is further

   ORDERED, that defendants Three Winthrop Properties, Inc., Aquarius Acquisition, L.P., and Nomura Asset Capital Corporation are hereby preliminarily enjoined from continuing to pursue their tender offer for Springhill Lake Investors Limited Partnership; and it is further

   ORDERED, that defendants Three Winthrop Properties, Inc. shall promptly employ an independent entity to evaluate any and all proposals for the sale of Springhill Lake Investors Limited Partnership, including whether or not to list it for sale on the open market, and it is further

   ORDERED, that plaintiffs post a nominal bond of $2,500.00.

                                        _______________________
                                        Judge

Dated: ___________, 1995

                     IN THE UNITED STATES DISTRICT COURT
                         FOR THE DISTRICT OF MARYLAND

- -----------------------------------------------------------------------------
LER 8, a Maryland General Partnership,
on its behalf and on behalf of
SPRINGHILL LAKE INVESTORS LIMITED
PARTNERSHIP

           Plaintiffs,
                                                                No. DKC 95-555
               v.

THREE WINTHROP PROPERTIES, INC.,
NOMURA ASSET CAPITAL CORPORATION, and
AQUARIUS ACQUISITION, L.P.

           Defendants.
- ------------------------------------------------------------------------------

                      AFFIDAVIT OF ROBERT G. BREWER, JR.

   Robert G. Brewer, Jr., being duly sworn, deposes and says:

   1. I am a general partner of a Maryland general partnership, LER 8, which is a limited partner in Springhill Lake Investors Limited Partnership ("Springhill LP"), which is one of the plaintiffs in this action. I make this affidavit in support of plaintiff's motion for a preliminary injunction. I am fully familiar with the facts set forth herein.

   2. I currently reside in Chevy Chase, Maryland, and am a citizen of Maryland. LER 8 purchased a .1464% limited partnership interest in Springhill LP in 1985 and has owned that interest continuously since then.

   3. Springhill LP is a limited partnership organized and existing under the laws of the State of Maryland, with a usual place of business at One International Place, Boston, Massachusetts.

   4. Defendant Three Winthrop is a corporation organized under the laws of the State of Massachusetts with its principal place of business at One International Place, Boston, Massachusetts.

   5. Upon information and belief, defendant Aquarius Acquisition, L.P. ("Aquarius") is a newly formed Delaware limited partnership, whose general partner, Partnership Acquisition Trust I, is a Delaware business trust owned and controlled by defendant Nomura Asset Capital Corporation ("NACC"), which also controls Three Winthrop.

                       Background Information

   6. The sole asset of Springhill LP is a 90% general partnership interest in ten limited partnerships which in turn own the Springhill Lake Apartments in Greenbelt, Maryland (the "Project"). The Project consists of a 96-building, 2,899-unit garden apartment complex, approximately 154 acres of land, an 8-store shopping center, a day care center, two swimming pools, six tennis courts and a clubhouse.

   7. Three Winthrop is the managing general partner of Springhill LP and is charged with the responsibility for carrying out the business of Springhill LP. As managing general partner, Three Winthrop has received (directly or through affiliates) fee income for oversight management of the Project and for other services.

   8. Except for certain minor ownership interests held by Three Winthrop and by an affiliated company, Springhill LP is owned by individuals or entities who own as limited partners 649 units of interest in Springhill LP (the "Investor Limited Partners"). LER 8 is one of the 649 Investor Limited Partners. (Attached as Exhibit A is a diagram of the ownership of the Project).

                             THE GREENBELT OFFER

   9. The Investor Limited Partners have received from Greenbelt Residential Limited Partnership proxy solicitations seeking approval of a resolution dissolving Springhill LP, thereby requiring a sale of its only asset, the Project, to the highest bidder. Greenbelt simultaneously advised the Investor Limited Partners that if the Project is put up for sale, Greenbelt will seek to purchase the Project. Greenbelt has also offered to purchase Springhill LP's interest in the Project.

   10. Greenbelt's offer may be in the interest of the Investor Limited Partners and Springhill LP. The Investor Limited Partners are entitled to a neutral assessment of that offer from their fiduciary, Three Winthrop.

                          THE AQUARIUS TENDER OFFER

   11. Three Winthrop has, through affiliates, put together a tender offer without providing the Investor Limited Partners with a fair assessment of all offers. Three Winthrop has not remained neutral nor has it established a procedure to provide a fair assessment of Greenbelt's offer.

   12. On February 1, 1995, Aquarius, which, like Three Winthrop, is controlled by defendant Nomura Asset Capital

Corporation ("NACC"), commenced a tender offer for the units of limited partnership interests in Springhill LP. On that date, Aquarius provided the investor limited partners an offering circular which set out the terms of the tender offer. Three Winthrop has acknowledged its conflict and has refused to comment on the offers. (A copy of the February 2, 1995 letter is attached as Exhibit B).

   13. The tender offer expires on March 2, 1995.

   14. Following the distribution of the Offering Circular, Greenbelt raised the value of its offer to purchase the Project if the partnership is dissolved.

   15. Three Winthrop apparently opposes the Greenbelt offer and is apparently supporting the Aquarius tender offer. Three Winthrop has also apparently provided NACC and Aquarius with extensive information about Springhill LP which Aquarius and NACC have used in putting together the Aquarius tender offer.

                               IRREPARABLE HARM

   16. Three Winthrop's conduct is irreparably injuring the Investor Limited Partners. In the next few days, the Investor Limited Partners will have to decide whether to accept one of the two offers or continue to hold their interests. Because the Investor Limited Partners have only limited access to the relevant financial information, we need neutral advice in assessing the proposed transactions. Rather than providing the Investor Limited Partners with the impartial advice and information we are entitled to expect from our fiduciary, Three Winthrop is apparently throwing its weight behind the Aquarius offer. Three Winthrop's conduct raises the very real prospect that a majority of the Investor Limited Partners will have to act without having independent advice as to other offers, and without receiving sufficient financial information. Three Winthrop has not responded to a written request for an independent mechanism to advise the Investor Limited Partners.

   17. So as to avoid irreparable injury, on behalf of all the Investor Limited Partners, I respectfully request that this court enjoin the Aquarius tender offer until Three Winthrop establishes a neutral mechanism for fairly evaluating the competing offers and whether or not to obtain other offers.

   I affirm under the penalties of perjury that the above is true. Subscribed to this 27th day of February, 1995.

                                /s/ Robert G. Brewer, Jr.
                                    -------------------------
                                    Robert G. Brewer, Jr.
                                    General Partner, LER 8, a Maryland
                                    General Partnership, and limited
                                    partner in Springhill Lake Investors
                                    Limited Partnership

Sworn to before me this
27th day of February, 1995

/s/ Christine E. Hampton
- ---------------------------
Notary Public

- -----------------------------------------------------------------------------
                         Springhill Lake Development
                                  154 Acres
                                 96 buildings
- -----------------------------------------------------------------------------

                                                                      10 L.P.s
                                                                (Operating P.)

                      (Theodore Lerner is a 10% Limited
                   Partner in each Operating Partnership.)

- -----------------------------------------------------------------------------
                        Springhill Lake Investors L.P.
                         is a 90% general partner in
                             each of the 10 L.P.s
- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------
                            General Partners           649 Individual Investors
                                                       (95%) --Limited Partners
                    Three Winthrop Properties, Inc.
                                 (.1%)
                        Managing General Partner

                     Linnaeus--Lexington Associates
                       Limited Partnership (4.9%)
                            General Partner


- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------


  [The above information is displayed in a graph of the Ownership Structure.]

                           (LETTERHEAD OF WINTHROP)

To:   Investor Limited Partners

From: Beverly L. Bergman

Date: February 1, 1995

Re:   Springhill Lake Investors Limited Partnership (the "Partnership")

   On January 24, 1995, we wrote to you regarding the materials sent to you by Theodore Lerner seeking your consent to a dissolution of the Partnership (the "Lerner Solicitation"). On February 1, 1995, Aquarius Acquisition, L.P. ("Aquarius") commenced a tender offer (the "Aquarius Offer") to acquire limited partnership units of the Partnership. As set forth in the enclosed
Schedule 14D-9 filed with the Securities and Exchange Commission by the Partnership in response to the Aquarius Offer, Three Winthrop Properties, Inc. ("Three Winthrop"), the managing general partner of the Partnership, is an affiliate of Aquarius and, because of the conflict of interest inherent in such affiliation, the Partnership is making no recommendation and is remaining neutral as to whether Limited Partners should tender their limited partnership interests pursuant to the Aquarius Offer. Similarly, Three Winthrop is not taking a position with respect to the Lerner Solicitation.

   Should you have any questions, please feel free to contact me at 800-333-4556.

cc: Account Executive
                                                        [Exhibit B]